Exhibit 5.1

July 2, 2018

Oramed Pharmaceuticals Inc.

142 W. 57th Street

New York, New York

Re: Sale of Common Stock and Warrants pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (Registration No. 333-215525, the “Registration Statement”), the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the “Prospectus”) filed or to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of up to 2,892,000 shares of your common stock (the “Shares”) plus warrants (the “Warrants”) to purchase up to 3,007,680 shares of your common stock, which includes warrants to purchase up to 115,680 shares of your common stock to be issued to a placement agent (the shares of your common stock underlying such Warrants, being referred to as the Warrant Shares, and, together with the Shares, the “Offering Shares”), pursuant to share purchase agreements dated the date hereof between you and each of several purchasers (collectively, the “Purchase Agreements”).

We are acting as counsel for the Company in connection with the registration and sale of the Offering Shares and Warrants. We have examined copies of the Registration Statement and Prospectus filed or to be filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended and corrected to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. This opinion is limited to the General Corporation Law of Delaware, and we express no opinions with respect to the laws of any other jurisdiction. We express no opinion herein concerning any state securities or blue sky laws.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Prospectus, will be validly issued, fully paid and non-assessable; (ii) the Warrants, when issued and sold as contemplated by the Prospectus and the Purchase Agreements, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) the Warrant Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

Oramed Pharmaceuticals Inc.

July 2, 2018

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered to you in connection with the Registration Statement, and is based upon currently existing statutes, rules, regulations and judicial decisions, as further limited above, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus and the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP